EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-185610 and 333-229949 on Form S-8 of our report dated June 28, 2022, relating to the financial statements and supplemental schedules of Nuclear Management Company, LLC NMC Savings and Retirement Plan, appearing in this Annual Report on Form 11-K of Nuclear Management Company, LLC NMC Savings and Retirement Plan for the year ended December 31, 2021.

/s/ DELOITTE & TOUCHE LLP
Minneapolis, Minnesota
June 28, 2022